Exhibit 99.1

Metabolix, Inc. Enters into Private Placement Agreement
with Investors to Raise $25 Million in Equity Financing

Cambridge, Massachusetts, August  4, 2014 — Metabolix, Inc. (NASDAQ: MBLX),  an advanced biomaterials company focused on sustainable solutions for the plastics and chemicals industries, today announced that it has entered into an agreement with Jack W. Schuler, Oracle Investment Management, Inc., Birchview Capital, certain members of the Company’s Board of Directors and executive management team, and other investors for the sale of an aggregate of $25 million of Company securities.

The closing of the proposed financing is subject to the Company obtaining a financial viability exception from certain NASDAQ shareholder approval requirements under Rule 5635(f) of the NASDAQ Stock Market Listing Rules, as well as other customary closing conditions. At closing, the investors will purchase an aggregate of 50 million units of the Company’s securities at a price of $0.50 per unit. Each unit will consist of one share of the Company’s Common Stock and one one-thousandth (1/1,000) of a share of the Company’s to-be-designated Series B Convertible Preferred Stock. Each share of Preferred Stock issued in the transaction will automatically convert into 1,000 shares of Common Stock upon the effectiveness of the filing of a charter amendment to increase the number of shares of the Company’s authorized Common Stock to not less than 150,000,000. The purchase of the shares by the investors represents a purchase price of $0.25 per share of Common Stock on an as-converted basis.

Earlier in 2014, the Company indicated it would seek to raise $50 to $60 million to fund its business plan and that such financing might be accomplished in stages. Proceeds from this transaction will be used to continue executing the Company’s business plan, including its efforts to secure intermediate production capacity, build relationships with key customers and intensify the Company’s focus on application and product development for Metabolix PHA specialty biopolymers.

“We look forward to completing this important first step in our financing plan,” said Joseph Shaulson, President and Chief Executive Officer. “This funding enables us to continue pursuing our manufacturing, commercial and technical initiatives, which are integral to building a successful specialty materials business based on PHA biopolymers. We also appreciate the vote of confidence being shown in the Company by these experienced biotechnology investors, and we look forward to deploying their investment to create value for all Metabolix shareholders. Finally, I’d like to thank my colleagues at Metabolix, who showed tremendous dedication to the Company and remained focused on our customers and business plans while we worked to secure this capital.”

In a separate press release issued today, Metabolix announced plans to report second-quarter 2014 results following the market close on August 6, 2014. The Company will host a conference call to discuss those results and the financing at 4:30 p.m. ET that day.

These securities have not been registered under the U.S. Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States unless registered under the Act or unless an exemption from registration is available. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities in any State in which such offer, solicitation or sale would be unlawful.

About Metabolix

Metabolix, Inc. is an advanced biomaterials company focused on sustainable solutions for the plastics and chemicals industries. The Company is developing and commercializing a family of high-performance biopolymers targeted at applications for performance additives that can improve performance and/or reduce cost in other material systems such as PVC, PLA and coated paper. Metabolix also is developing platforms for biobased chemicals based on its novel “FAST” recovery process and for co-producing plastics, chemicals and energy from crops. Metabolix has established an industry-leading intellectual property portfolio that, together with its knowledge of advanced industrial practice, provides a foundation for industry collaborations.

For more information, please visit www.metabolix.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding expectations for obtaining an exception from obtaining shareholder approval under Rule 5635(f) of the NASDAQ Stock Market Rules and the anticipated closing of the private placement transaction, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Metabolix’s filings with the Securities and Exchange Commission. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

(MBLX-G)

Metabolix Contact:

Lynne H. Brum, 617-682-4693, LBrum@metabolix.com